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                                  EXHIBIT 23.2

                                   CONSENT OF

               SINGER LEWAK GREENBAUM & GOLDSTEIN LLP RELATING TO

             ISSUANCE OF SHARES OF SECURITIES PURSUANT TO THE ABOVE

                              CONSULTING AGREEMENT



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                                   CONSENT OF
                     SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Registration No. 000-27267) and in the related Prospectus, of our report dated March 16, 2000, relating to the financial statements of I/OMagic Corporation, included in the Annual Report on Form 10-KSB for the years ended December 31, 1999 and 1998. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.


/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP



Los Angeles, California
May 23, 2000